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         CREATIVE BIOMOLECULES, INC. HAS OMITTED FROM THIS EXHIBIT 10.38
PORTIONS OF THE AGREEMENT FOR WHICH CREATIVE BIOMOLECULES, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH X'S IN BRACKETS AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                  EXHIBIT 10.38

                               AMENDMENT AGREEMENT

         This Amendment Agreement is made and entered into this 30th day of December 1998 (the "Effective Date"), by and between Biogen, Inc. ("Biogen") and Creative BioMolecules, Inc. ("CBM").

         WHEREAS, Biogen and CBM are parties to a Research Collaboration and License Agreement dated as of December 9, 1996 (the "License Agreement"); and

         WHEREAS, the parties desire to amend the License Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

1. DEFINITIONS. All capitalized terms used in this Amendment Agreement that are defined in the License Agreement have the same meanings as those set forth in the License Agreement unless otherwise defined in this Amendment Agreement.

2. RETURN OF RIGHTS IN ACUTE RENAL FAILURE.

(a) DEFINITION OF FIELD. The definition of the term "FIELD" in Section 1.16 of the License Agreement is amended to delete the words "acute and" in the first line of said Section. Accordingly, except as set forth in paragraph (b) below, all rights granted by CBM to Biogen under the License Agreement with respect to the OP-1 PROTEIN in all acute forms of renal failure and renal disorder will revert to CBM.

(b) ROYALTIES ON SALES BY CBM IN ACUTE RENAL FAILURE. In consideration of the voluntary termination of rights by Biogen in acute renal failure and the contribution Biogen has made to development of the OP-1 PROTEIN in such indication, CBM agrees to pay to Biogen a royalty equal to [XXXXX] of NET SALES by CBM, its AFFILIATES and SUBLICENSEES (with all references to BIOGEN in the definition of NET SALES changed for this purpose to be references to CBM) of any product which is or includes the soluble form of the OP-1 PROTEIN indicated for use in acute forms of renal failure, renal disease and renal disorder (the "Acute Product"), provided that the royalty to be paid by CBM to Biogen on sales of the Acute Product by SUBLICENSEES will not exceed [XXXXX] of the net royalty income received by CBM on such sales after all other required CBM royalty obligations with respect to such sale have been satisfied. The royalty payable by CBM under the preceding sentence with respect to sales of the Acute Product will be paid, on a country by country basis, for the longer of (i) the life of any CBM PATENT RIGHTS covering such product in the country where sold or (ii) until the date which is the [XXXXX] anniversary of the date of approval of the Acute Product by the United States Food and Drug Administration. No royalty will be due or payable by CBM on sales of the mature form of the OP-1 PROTEIN in acute renal failure or in any other acute indication. CBM will make payments, report royalties, maintain records and permit audits for royalties due on sales of the Acute Product in the same manner as set forth for Biogen in Sections 10.5, 10.6 and 10.7 of the License Agreement.

3. CHRONIC RENAL FAILURE -- DEVELOPMENT AND OPTIOn.

(a) ASSUMPTION OF DEVELOPMENT BY CBM. The parties agree that, subject to the option granted to Biogen under paragraph 3(b) below (the "Option"), CBM will assume all responsibility for development of the OP-1 PROTEIN in chronic renal failure and other chronic renal diseases and disorders. Unless and until Biogen exercises its Option, (i) Biogen's obligations under the License Agreement related to development and



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commercialization of the OP-1 PROTEIN, including but not limited to its obligations under Section 5 of the License Agreement, will cease to apply, and
(ii) CBM will have sole discretion to determine the manner in which development of the OP- 1 PROTEIN is to be conducted and will use reasonable efforts to pursue OP-1 PROTEIN therapies in chronic renal failure and other chronic renal diseases and disorders. Notwithstanding the foregoing and anything in this Amendment Agreement to the contrary, Biogen may, but will not be obligated to, provide input into the design and implementation of the CBM chronic renal disease program. Except as otherwise expressly set forth in this Amendment Agreement, CBM will have no obligation to Biogen under the License Agreement or this Amendment Agreement with respect to the development of OP-1 PROTEIN.

(b) OPTION. During the period commencing on the Effective Date of this Amendment Agreement and ending on December 31, 1999 (the "Option Period"), Biogen will have the option to resume development responsibilities with respect to the OP-1 PROTEIN in chronic renal failure and other chronic renal diseases and disorders, including responsibility for regulatory and commercial activities, under the terms of the License Agreement, as modified by this Amendment Agreement. In the event Biogen desires to exercise its option, it will provide written notice to CBM no later than the end of the Option Period.

(c) TERMINATION OF AGREEMENT. In the event Biogen does not elect, prior to the end of the Option Period, to exercise its Option then the License Agreement will terminate on December 31, 1999. Sections 2(b), 4(b), 6 and 9(b), 9(c) and 9(d) of this Amendment Agreement and Sections 2.1(b), 2.1(c), 6, 12, 15.9, 16.3 and
16.7 of the License Agreement will survive termination of the License Agreement.

(d) STATUS REPORTS. CBM will provide to Biogen, on a quarterly basis, a written report describing the status and results of CBM's development work related to uses of the OP-1 PROTEIN in chronic renal disease.

4. PAYMENTS.

(a) RESEARCH FUNDING. Biogen will continue to make the payments specified under
Section 8.3 of the License Agreement. The amount of payments due and payable under the preceding sentence consists of [XXXXX] for the remainder of 1998 and [XXXXX] for 1999.

         Notwithstanding the payment schedule contained in Section 8.3, the total amount of [XXXXX] (the "Research Funding") will be payable by Biogen by wire transfer on or about December 30, 1998.

(b) PATENT COSTS. Notwithstanding anything to the contrary in the License Agreement, CBM will pay all Patent Costs that are currently outstanding which relate to work performed after July 1998, including invoices from August 1998 through the Effective Date, and will be responsible for all ongoing Patent Costs unless and until Biogen exercises its Option.

(c) OTHER AMOUNTS. Except as set forth in paragraph (a), no further payments are or will be due or payable by Biogen to CBM under the License Agreement or this Amendment Agreement, unless and until Biogen exercises its Option.

5. TECHNICAL SUPPORT. Biogen will, as soon as practical after the Effective Date, use reasonable efforts to transfer to CBM all of the OP-1 PROTEIN-related know-how and technology received from CBM and to disclose to CBM all BIOGEN OP-1 TECHNOLOGY and BIOGEN OP-1 PATENTS. Biogen will make its

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personnel reasonably available during the Option Period to support CBM's development of renal disease therapies through the transfer and release of technology, data, materials and know-how.

6. SUPPLY OF MATERIAL. Biogen will provide to CBM all of Biogen's existing supply of mature and soluble OP-1 PROTEIN (the "Material"), [XXXXX] for use by CBM solely for development work in the field of renal therapy. In the event CBM desires to use any of the Material outside of renal therapy development work, CBM will promptly reimburse Biogen for such Material, [XXXXX]. At Biogen's request, CBM shall report to Biogen, in writing, on the amount and nature of uses of the Material.

7. PHASE I MILESTONE/PENALTY. Biogen's obligation under Section 10.3(b) of the License Agreement to pay a [XXXXX] milestone in the event Biogen fails to initiate a Phase I clinical trial by the end of the [XXXXX] is terminated, and
Section 10.3(b) of the License Agreement is deleted in its entirety. In the event Biogen exercises its Option, Biogen will, in lieu of the Phase I commencement milestone set forth in Section 10.3(a) of the License Agreement, pay to CBM the sum of [XXXXX] upon exercise of the Option.

8. SMALL MOLECULE LOAN. Biogen's obligation to loan funds to CBM for small molecule research under Section 3 of the License Agreement will terminate unless and until Biogen exercises its Option. In the event Biogen exercises its Option the provisions of Section 3 will be deemed to be amended to the extent necessary to implement the following changes:

(i) The total amount that Biogen will be obligated to make available by loan or loans under Section 3 of the License Agreement will be $10,000,000 which will become the Maximum Amount.

(ii) The available funds may be drawn upon by CBM over the two-year period commencing on the date of exercise of the Option.

(iii) The CBM cash and marketable securities level under which Biogen will have no obligation to make loans available will be changed to $10,000,000.

(iv) Biogen rights under Section 3.1(b) of the License Agreement will apply only in the event Biogen exercises its Option and CBM draws upon funding that is then available under Section 3.

9. COMMERCIALIZATION OF OP-1 IN CHRONIC RENAL FAILURE BY CBM OR THIRD PARTY.

(a) IDENTIFICATION OF CORPORATE PARTNERS. During the Option Period, representatives from CBM and Biogen will work together to identify and pursue potential corporate partners interested in acquiring rights to the OP-1 PROTEIN technology for chronic renal failure and other chronic renal diseases and disorders ("Chronic Renal Indications"). If CBM identifies a potential corporate partner during the Option Period and so notifies Biogen, Biogen will be required, within ten (10) days of such notice, to either exercise or waive its Option in order to permit negotiations and licensing by CBM of the OP-1 PROTEIN technology to such potential partner.

(b) AMOUNTS PAYABLE TO BIOGEN -- Third Party Income. Upon signing of an agreement with a third party for development or commercialization of the OP-1 PROTEIN in any Chronic Renal Indication, CBM will pay to Biogen [XXXXX] of the license fees and milestones paid to CBM by such third party up to a maximum total payment by CBM to Biogen of [XXXXX] In addition, CBM will pay to Biogen [XXXXX] of the net royalties received by CBM from any third party on sales of a product that is or includes the OP-1 PROTEIN and is indicated for use in a Chronic Renal Indication (a "Chronic Product") after all other

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required CBM royalty obligations have been satisfied. Except for the right to share in fees and royalties as set forth in this Section and in paragraph (c) below, Biogen will have no further rights to the OP-1 PROTEIN technology if CBM enters into a license agreement granting a third party rights to develop such technology in Chronic Renal Indication.

(c) ROYALTY ON SALES BY CBM. In the event Biogen does not exercise its Option, CBM will pay Biogen a royalty equal to [XXXXX] of NET SALES (with all references to BIOGEN in the definition of NET SALES changed to be references to CBM) by CBM and its AFFILIATES of any Chronic Product. The royalty payable by CBM under the preceding sentence with respect to Chronic Products will be paid, on a country by country basis, for the longer of (i) the life of any CBM PATENT RIGHTS covering such product in the country where sold or (ii) until the date which is the [XXXXX] anniversary of the date of approval of the Chronic Product by the United States Food and Drug Administration.

(d) ROYALTY TERMS. CBM will make payments, report royalties, maintain records and permit audits for royalties due on sales of the Chronic Product in the same manner as set forth for Biogen in Sections 10.5, 10.6 and 10.7 of the License Agreement.

(e) BIOGEN'S CONTRIBUTION. The amounts payable to Biogen under this Section on sales of Chronic Products are in consideration of the contribution Biogen has made to development of the OP- 1 PROTEIN in Chronic Renal Indications.

10. OTHER TERMS OF THE AGREEMENT. During the Option Period, the only rights and obligations that either party will have to the other will be those contained in this Amendment Agreement and those contained in the Sections 2.1(b), 2.1(c), 6, 12, 15.9, 16.3 and 16.7 of the License Agreement. In the event Biogen exercises its Option the remaining terms of the Agreement will then come into full force and effect, as modified by this Amendment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date set forth above.

CREATIVE BIOMOLECULES, INC.             BIOGEN, INC.

By: /s/ Cheryl K. Lawton                By: /s/ James C. Mullen
    -------------------------------         --------------------------------

Name: Cheryl K. Lawton                  Name: James C. Mullen
      -----------------------------           ------------------------------

Title: General Counsel and              Title: Vice President, International
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       V.P. Administration
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